PRELIMINARY AGREEMENT TO FORM A
                        CONTRACTUAL JOINT VENTURE BETWEEN
      CHANGSHA GUANG DA TELEVISION BROADCASTING BROADBAND NETWORK LTD. AND
                           BIG SKY NETWORK CANADA LTD.


In accordance with the "Law of the People's Republic of China on Contractual Joint Ventures" and other relevant laws and regulations of Hunan province, adhering to the principle of equality and mutual benefits and the spirit of friendship and cooperation, Changsha Guang Da Television Broadcasting Broadband Network Ltd. ("Party A") and Big Sky Network Canada Ltd. ("Party B"), have reached an agreement to form a Contractual Joint Venture (the Company) at the City of Changsha in the Province of Hunan. The Parties have agreed to sign this Agreement before signing a formal contract:

         1. The Contractual Joint Venture shall be established at the City of Changsha, in Hunan Province, the People's Republic of China. The name of the Company will be decided in the future.

         2. The objective of the Company is to provide Internet technology services for data transmission and Internet related business in the Hunan Province. This will be accomplished by economic cooperation and technical exchanges as well as through adopting advanced technology and scientific management expertise, in order to achieve reasonable economic results and ensure a maximum rate of return for both Parties.

         3. The Scope of Business of the Company shall include the provision of broadband data network technology services including, without limitation, the purchase, processing, upgrading, development, installation, operation, maintenance and management of network platform for broadband data transmission, network based data transmission and value-added business; application software development; and technical, consulting, management and training services.

         4. Terms and Conditions of the Cooperation: Party A ensures that the Company shall be the exclusive provider of the Internet technology services in relation to the Network (the ownership of the Network belongs to Party A) and enable Party A to use the HFC Network, Facilities and Frequencies to provide Internet connectivity services to Party A's customers; and obtain all regulatory approvals, licenses and permits that either the Company or Party A may require to perform this


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            Contract,  including obtaining an Internet operating permit from the
            Ministry of Information Industries. Party B shall provide funds, technology and equipment required by the project. Party A shall own the network. The Contractual Joint Venture shall not be involved in
            the  basic   telecommunication   and  Party  A's   broadcasting  and
            television business.

         5. Party A and Party B will form a Joint Venture Company and to build a Data Transmission Platform. Party B will not own shares of Party A. The net income will be distributed in accordance with Article 8 of this Agreement.

         6. Party B's budget of investment for this project, based on the 450,000 registered cable TV customers of Party A, is US$18,000,000. Party B shall contribute the investment in accordance with the regulatory requirements and the Contract of the Contractual Joint Venture. If the project requires new capital investment, the Parties will consult to each other and Party B will be responsible for raising new capital.

         7. The term of the Contractual Joint Venture shall be eighteen (18) years from the Date of Establishment. Upon the expiration of the contract, the fixed assets of the Contractual Joint Venture shall belong to Party A, in accordance with the relevant laws and regulations of the People's Republic of China. After the Company pays all taxes, fees and statutory duties as required by applicable laws and regulations of the People's Republic of China, the net income shall be distributed as follows:

                                                    Party A            Party B
              Phase I   (2001*-2006):                35%                 65%
              Phase II   (2007-2012):                50%                 50%
              Phase III  (2013-2018):                60%                 40%
              *Or Effective Date which ever comes earlier.

         8. The Board of Directors of the Contractual Joint Venture shall consist of seven (7) Directors. The Chairman of the Board of Directors shall be designated by Party A. The distribution of Directors shall be as follows:

                                                Party A                Party B
              Phase I   (2001*-2006):              3                      4
              Phase II   (2007-2012):              4                      3
              Phase III  (2013-2018):              4                      3
              *Or Effective Date which ever comes earlier.


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         9. All documents  (including the Contractual Joint Venture Contract and
            Articles of Incorporation) required for formal establishment of the Contractual Joint Venture, in accordance with the relevant laws and regulations of the People's Republic of China, shall be completed and submitted to the relevant authorities for approval after signing of this Agreement. This agreement will have its full legal effects
            after  completing  of  all  required   documentation  and  necessary
            approvals. This Agreement will be no legal effect, If the Contract and Article of Incorporation for the Joint Venture are not signed by the Parties within sixty (60) days after signing of this Agreement.

         10.This Agreement is written in Chinese and each Party shall be provided for Two (2) copies.

         11.This Agreement shall be signed by the authorized representatives of the Parties and shall be legally effective on the date of signing.

IN WITNESS WHEREOF, the Parties hereto have signed this Agreement on March 8, 2001.

Party A                                 Party B
(Authorized Representative):            (Authorized Representative):
/s/ QIUCHENG ZHOU                        /s/ WEI YANG
    ---------------                          ----------------

Name: Qiucheng Zhou                     Name: Wei Yang
Title: Chairman                         Title: Vice President



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[AGREEMENT WRITTEN IN CHINESE LANGUAGE APPEARS HERE]



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[AGREEMENT WRITTEN IN CHINESE LANGUAGE APPEARS HERE]



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[AGREEMENT WRITTEN IN CHINESE LANGUAGE APPEARS HERE]


                                               [BIG SKY NETWORK CANADA LTD.
                                                SEAL APPEARS NEXT TO SIGNATURE
                                                PARTY B]



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